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                                  EXHIBIT 10.9


                          EMPLOYEE RETENTION AGREEMENT


         THIS EMPLOYEE RETENTION AGREEMENT ("Agreement") is made as of this 30th day of September 1995 (the "Effective Date"), by and between John K. Bakewell, an individual ("Employee"), and CYBERONICS, INC., a Delaware corporation ("Company"), with reference to the following facts:

                                    RECITALS

         A. It is expected that the Company may from time to time consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

         B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

         In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

         1. Cash Retention Bonus.

                  1.1 Retention Bonus Trigger. In the event of a Change of Control (as defined below) occurring within twelve (12) months of the Effective Date of this Agreement, provided that the Employee meets the eligibility requirements set forth in Section 1.2 hereof, Employee shall be entitled to receive a lump sum cash payment equal to Two Hundred Thousand Dollars ($200,000) (the "Retention Bonus").

                  1.2 Retention Bonus Eligibility. Employee shall be eligible to receive the Retention Bonus if: (i) Employee is employed by the Company as of the date of closing (the "Closing Date") of an event which constitutes a Change of Control (regardless of whether the Employee is terminated by the Company or its successor, or terminates his or her employment with the Company or its successor, following the Closing Date); (ii) if Employee's employment is terminated by the Company without Cause (as defined below) prior to the Closing Date; or (iii) in the event Employees employment is terminated prior to the Closing Date as a result of the death or permanent disability of Employee.

                  1.3 Payment of Retention Bonus. The Retention Bonus will be paid to Employee not later than five (5) business days after the Closing Date.

                  1.4 "Change of Control" Defined. For purposes of this Agreement, the term "Change of Control" shall mean (i) a corporate reorganization of the Company which results in the stockholders of the Company immediately prior to such reorganization owning less than 50% of the
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combined voting power of the capital stock of the surviving company immediately following such reorganization, or (ii) the sale of all or substantially all of the assets of the Company.

                  1.5 Termination for "Cause" Defined. For purposes of this Agreement, the term "Cause" shall mean:

                           (a) Conviction of a crime involving moral turpitude;

                           (b) Employee's neglect or inadequate performance of
his duties as determined at any time in the sole and absolute discretion of the Board of Directors;

                           (c) Employee's breach of this Agreement or
malfeasance in connection with his employment; or

                           (d) Employee personally engaging in knowing and
intentional illegal conduct which is seriously injurious to the Company or its affiliates.

         2. Miscellaneous.

                  2.1 Term of Agreement. The terms of this Agreement shall be effective for one year from the Effective Date; provided, however, that if the Employee is terminated by the Company for Cause or voluntarily terminates his employment with the Company at any time prior to the Closing Date, this Agreement shall expire on the effective date of such termination and the Company shall have no further obligations under this Agreement, including no obligation to pay the Retention Bonus pursuant to Section 1.

                  2.2 Withholding, Etc. The Company shall make such deductions, withholdings and other payments from all sums payable to Employee pursuant to this Agreement which are required by law or as Employee requests for taxes and other charges.

                  2.3 Arbitration. If any dispute between the parties arises out of this agreement, such dispute shall be finally resolved by binding arbitration conducted in Webster, Texas in accordance with the commercial rules of the American Arbitration Association then in effect. Any such arbitration shall be conducted before a single arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  2.4 Assignment. This Agreement shall inure to the benefit of and shall be binding upon the successors and the assigns of the Company. This Agreement is personal to Employee and may not be assigned by him.

                  2.5 Severability. If any provision of the Agreement shall be found invalid by any court of competent jurisdiction, such findings shall not affect the validity of the other provisions hereof and the invalid provisions shall be deemed to have been severed herefrom.

                  2.6 Applicable Law. This Agreement is entered into and executed in the State of Texas and shall be governed by the laws of such State.



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                  2.7 Counterparts. This Agreement may be executed
simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  2.8 Attorneys' Fees. In the event any party hereto commences arbitration or legal action to enforce this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and expenses incurred in such action.

                  2.9 Non-Integration. This Agreement shall be in addition to any other agreements between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.


                                      CYBERONICS, INC.


                                      By:  /s/ Robert P. Cummins
                                           -------------------------------------
                                           Robert P. Cummins
                                           President and Chief Executive Officer



                                      EMPLOYEE



                                      By:  /s/ John K. Bakewell
                                           -------------------------------------
                                           John K. Bakewell




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                                  EXTENSION OF
                          EMPLOYEE RETENTION AGREEMENT


         This Extension of Employee Retention Agreement (the "Extension") is made and entered into effective as of April 10, 1996 (the "Effective Date"), by and between John K. Bakewell (the "Employee") and Cyberonics, Inc. (the "Company").

                                 R E C I T A L S

         A. The Company and the Employee are parties to an Employee Retention dated as of September 30, 1995 (the "Employee Retention Agreement") which provides Employee with certain benefits in the event of a Change of Control of the Company as defined therein. The Employee Retention Agreement expires by its terms one year from the date of execution.

         B. The Company has announced the execution of an Agreement and Plan of Merger pursuant to which the Company may be acquired by another company. The Board of Directors of the Company (the "Board") recognizes that such announcement can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a Change of Control (as defined below) of the Company.

         3. The Board believes that it is in the best interests of the Company and its stockholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.

         In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree that the Employee Retention Agreement is hereby amended as follows:

         3.1 Section 1.1. Section 1.1 of the Employee Retention Agreement is hereby amended in its entirety to read as follows:

                  "Retention Bonus Trigger. In the event of a Change of Control (as defined below) occurring on or before December 31, 1996 (the "Expiration Date"), provided that the Employee meets the eligibility requirements set forth in Section 1.2 hereof, Employee shall be entitled to receive a lump sum cash payment equal to Two Hundred Thousand Dollars ($200,000) (the "Retention Bonus")."

         3.2 Section 2.1. Section 2.1 of the Employee Retention Agreement is hereby amended in its entirety to read as follows:

                  "Term of Agreement. The terms of this Agreement shall terminate upon the earlier of (i) the date that all obligations of the parties hereunder have been satisfied or (ii) the Expiration Date; provided, however, that if the Employee is terminated by the Company for Cause or voluntarily terminates his employment with the Company at any time prior to the Closing Date, this Agreement shall expire on the effective date of such termination and the
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         Company shall have no further obligations under this Agreement, including no obligation to pay the Retention Bonus pursuant to Section
         1.

         3.3 No Other Changes. Except as expressly provided in this Extension, the terms of the Employee Retention Agreement shall remain in full force and effect.

         3.4 Miscellaneous. The Miscellaneous provisions set forth in Section 2 of the Employee Retention Agreement shall apply to this Extension as if set forth herein.

         IN WITNESS WHEREOF, each of the parties has executed this Extension, in the case of the Company by its duly authorized officer, as of the day and year first above written.


COMPANY:                                CYBERONICS, INC.



                                        By:   /s/ Robert P. Cummins
                                           -------------------------------------

                                        Title: President and CEO
                                               ---------------------------------



EMPLOYEE:                               /s/ John K. Bakewell
                                        ----------------------------------------
                                        JOHN K. BAKEWELL




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